AMENDED AND RESTATED

MULTIPLE CLASS PLAN
PURSUANT TO RULE 18f-3
for
TD ASSET MANAGEMENT USA FUNDS INC.

WHEREAS, TD Asset Management USA Funds Inc. (the “Company”) engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, shares of capital stock of the Company are currently divided into a number of separate investment series including: TDAM Money Market Portfolio, TDAM U.S. Government Portfolio, TDAM Municipal Portfolio, TDAM California Municipal Money Market Portfolio, TDAM New York Municipal Money Market Portfolio, TDAM Institutional Money Market Fund, TDAM Institutional U.S. Government Fund,TDAM Institutional Treasury Obligations Money Market Fund and TDAM Institutional Municipal Money Market Fund (collectively, the “Funds”);

WHEREAS, the TDAM Money Market Portfolio currently issues its shares of capital stock in four classes: “Investor Class,” “Premium Class,” “Class A” and “Select Class”;

WHEREAS, each of the TDAM U.S. Government Portfolio, TDAM Municipal Portfolio, TDAM California Municipal Money Market Portfolio and TDAM New York Municipal Money Market Portfolio currently issues its shares of capital stock in two classes: “Investor Class” and “Class A”;

WHEREAS, each of the TDAM Institutional Money Market Fund and TDAM Institutional U.S. Government Fund currently issues its shares of capital stock in three classes: “Institutional Class,” “Institutional Service Class” and “Commercial Class”;

WHEREAS, the TDAM Institutional Treasury Obligations Money Market Fund currently issues its shares of capital stock in four classes: “Institutional Service Class” ,“Commercial Class”,” Institutional Class” and “Class A”;

WHEREAS, the TDAM Institutional Municipal Money Market Fund previously issued its shares of capital stock in three classes: “Institutional Class,” “Institutional Service Class” and “Commercial Class,” and currently issues its shares of capital stock in two classes: “Institutional Class” and “Institutional Service Class”;

WHEREAS, the Company’s charter has been amended to reclassify, and therefore remove, the “Commercial Class” of the TDAM Institutional Municipal Money Market Fund;

WHEREAS, the Company desires to adopt, on behalf of the Funds, an Amended and Restated Multiple Class Plan pursuant to Rule 18f-3 under the Act (the “Plan”);

NOW, THEREFORE, the Company hereby adopts, on behalf of the Funds, the Plan, in accordance with Rule 18f-3 under the Act on the following terms and conditions:

1. CLASS CHARACTERISTICS. The Company has adopted a Distribution Plan with respect to each of the Investor Class and Class A of each of the TDAM Money Market Portfolio, TDAM U.S. Government Portfolio, TDAM Municipal Portfolio, TDAM California Municipal Money Market Portfolio and TDAM New York Municipal Money Market Portfolio (collectively, the “Retail Funds”), with respect to the Premium Class and Select Class of the TDAM Money Market Portfolio, with respect to the Commercial Class of each of the TDAM Institutional Money Market Fund, TDAM Institutional U.S. Government Fund and TDAM Institutional Treasury Obligations Money Market Fund (together, the “Institutional Funds”), and with respect to Class A of the TDAM Institutional Treasury Obligations Money Market Fund, in each case pursuant to Rule 12b-1 under the Act. Each Distribution Plan authorizes the Company to pay distribution fees (the “12b-1 Fees”) for each class of shares. For Investor Class shares of each of the Retail Funds, the 12b-1 Fee is payable at the annual rate of up to 0.45% of the average daily net assets of the class. For Premium Class shares of the TDAM Money Market Portfolio, the 12b-1 Fee is payable at the annual rate of up to 0.365% of the average daily net assets of the class. For Class A shares of each of the Retail Funds, the 12b-1 Fee is payable at the annual rate of up to 0.53% of the average daily net assets of the class. For Select Class shares of the TDAM Money Market Portfolio, the 12b-1 Fee is payable at the annual rate of up to 0.33% of the average daily net assets of the class. For Commercial Class shares of the TDAM Institutional Money Market Fund and the TDAM Institutional U.S. Government Fund, the 12b-1 Fee is payable at the annual rate of up to 0.40% of the average daily net assets of the class. For Commercial Class shares of the TDAM Institutional Treasury Obligations Money Market Fund, the 12b-1 Fee is payable at the annual rate of up to 0.50% of the average daily net assets of the class. For Class A shares of the TDAM Institutional Treasury Obligations Money Market Fund, the 12b-1 Fee is payable at the annual rate of up to 0.30% of the average daily net assets of the class.

1

The Company has adopted a Shareholder Servicing Plan with respect to each of the Funds, pursuant to which the Company, on behalf of each Fund or class, as applicable, may enter into written agreements with securities dealers, financial institutions and other industry professionals that are dealers of record or holders of record or that have a servicing relationship with the beneficial owners of Fund shares (“Service Agreements”). The Shareholder Servicing Plan authorizes the Company to pay shareholder servicing fees (“Shareholder Servicing Fees”) for each Fund or class of shares pursuant to the terms of each Fund’s or class’ respective Service Agreement. For each of the Investor Class and Class A of each of the Retail Funds, the Shareholder Servicing Fee is payable at the annual rate of 0.25% of the average daily net assets of the class. For each of the Premium Class and Select Class of the TDAM Money Market Portfolio, the Shareholder Servicing Fee is payable at the annual rate of 0.05% of the average daily net assets of the class. For each of the Institutional Service Class and Commercial Class of each of the TDAM Institutional Money Market Fund, the TDAM Institutional U.S. Government Fund, and the TDAM Institutional Treasury Obligations Money Market Fund, , the Shareholder Servicing Fee is payable at the annual rate of 0.25% of the average daily net assets of the class. For the Institutional Service Class of the TDAM Institutional Municipal Money Market Fund, the Shareholder Servicing Fee is payable at the annual rate of 0.25% of the average daily net assets of the class. For the Class A shares of the TDAM Institutional Treasury Obligations Money Market Fund, the Shareholder Servicing Fee is payable at the annual rate of 0.25% of the average daily net assets of the class. The Institutional Class of each of the Institutional Funds is not subject to the Shareholder Servicing Plan and does not pay a Shareholder Servicing Fee.

Shares of each class of a Fund shall represent an equal pro rata interest in the Fund and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement as reflected in the 12b-1 Fees, shareholder service fees and transfer agency fees and related expenses of each class; and (c) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution or shareholder service arrangements and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, shares of each class of a Fund shall have the features described in the Sections below.

2. ALLOCATION OF INCOME AND EXPENSES. Income, any realized and unrealized capital gains and losses, and expenses not allocated to a particular class, will be allocated to each class daily on the basis of the total value of each class of shares in relation to the total value of the respective Fund after paid-in capital is recorded.

2

3. EXCHANGE PRIVILEGES. Shares of one class of a Fund may be exchanged for shares in the other Funds as described in the Company’s current prospectuses and statements of additional information. The exchange privileges may be modified or terminated at any time, or from time to time, upon 60 days’ notice to shareholders.

4. CONVERSION FEATURES. There shall be no conversion features associated with any of the classes of shares of the Funds.

5. QUARTERLY AND ANNUAL REPORTS. The Board of Directors of the Company (the “Board”) shall receive quarterly and annual statements concerning all allocated class expenses and distribution and servicing expenditures complying with paragraph (b)(3)(ii) of Rule 12b-1, as it may be amended from time to time. In the statements, only expenditures properly attributable to the sale or servicing of a particular class of shares will be used to justify any 12b-1 Fee or other expenses charged to that class. Expenditures not related to the sale or servicing of a particular class shall not be presented to the Board to justify any fee attributable to that class. The statements, including the allocations upon which they are based, shall be subject to the review and approval of the independent Board in the exercise of their fiduciary duties.

6. WAIVER OR REIMBURSEMENT OF EXPENSES. Expenses may be waived or reimbursed by any adviser, underwriter, or any other provider of services to the Company without the prior approval of the Board.

7. APPROVAL OF PLAN. The Plan has been approved by a majority of the Board and by a majority of the Board’s Directors who are not interested persons of the Company based on a finding that the Plan, including the allocation of income and expenses, is in the best interest of each class individually and the Fund as a whole. Similar approval shall be required before any material amendment of the Plan shall be effective.

8. GOVERNANCE. For so long as this Plan shall be in effect, the Company shall satisfy the fund governance standards defined in Rule 0-1(a)(7) under the Act.

Dated: March 29, 2012

3